Exhibit 99.1

CERTIFICATE OF ELIMINATION

OF

SERIES A PREFERRED STOCK

OF

BLUE COAT SYSTEMS, INC.

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Blue Coat Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That, pursuant to Section 151 of the DGCL and the authority granted in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Board of Directors of the Company (the “Board”), by resolution duly adopted, authorized the issuance of a series of 42,060 shares of Series A Preferred Stock, par value .0001 (the “Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on June 22, 2006, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “Secretary of State”).

2. That all of the issued and outstanding shares of Preferred Stock have been converted in accordance with their terms and, therefore, no shares of Preferred Stock are outstanding and no shares thereof will be issued in the future subject to such Certificate of Designation.

3. That, on November 15, 2007, the Board adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company (the “Board”) and by a Certificate of Designation filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 22, 2006, this Company authorized the issuance of a series of 42,060 of Series A Preferred Stock, par value .0001, of the Company (the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, all of the issued and outstanding shares of Preferred Stock have been converted in accordance with their terms and, therefore, no shares of Preferred Stock are outstanding and no shares thereof will be issued in the future subject to such Certificate of Designation;

WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company (the “Certificate of Incorporation”).

NOW, THEREFORE, BE IT AND IT HEREBY IS:

RESOLVED, that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Certificate of Incorporation; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Certificate of Incorporation; and it is further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of the foregoing resolutions and the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this 16th day of November, 2007.

BLUE COAT SYSTEMS, INC.

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary